Exhibit 10.12

                     Amendments to 2000 Stock Incentive Plan

a. The Plan name is hereby changed to the "LeCroy Corporation (CATC) 2000 Stock Incentive Plan."

b. Article One, Section V.A. is hereby amended to read in its entirety as follows:

     "The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed (3,850,000 plus any previous increases under the evergreen provision) multiplied by the Conversion Ratio as defined in the Agreement and Plan of Merger by and among this Corporation, Cobalt Acquisition Corporation and Computer Access Technology Corporation dated as of September 1, 2004."

c. Article One, Section V.B. is hereby amended by adding a new sentence at the end thereof to read in its entirety as follows:

     "B. After the merger contemplated pursuant to the Agreement and Plan of Merger by and among this Corporation, Cobalt Acquisition Corporation and Computer Access Technology Corporation, dated as of September 1, 2004, the number of shares of Common Stock available for issuance under the Plan shall not be subject to any further automatic increase pursuant to this Section (but may continue to be adjusted pursuant to Section V.E. below (pertaining to adjustments on account of stock splits, stock dividends, etc.) or modified by Plan amendment)."

d. Article Two, Section II is hereby amended by adding at the end thereof a new sentence to read in its entirety as follows:

     "No Incentive Options shall be granted hereunder after the assumption of this Plan by the Corporation pursuant to the Agreement and Plan of Merger by and among this Corporation, Cobalt Acquisition Corporation and Computer Access Technology Corporation, dated as of September 1, 2004, unless the Plan shall thereafter have been approved by the stockholders of the Corporation in a manner and at a time satisfying Section 422 of the Code."

e. The final sentence of Article Two, Section III, C is hereby amended to read in its entirety as follows:

     "To the extent the actual holders of the Corporation's outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Corporate Transaction, the successor corporation (or parent thereof) may, in connection with the assumption of the outstanding options under this Plan, substitute shares of its own common stock with the fair market value equivalent to the cash consideration paid per share of Common Stock in such Corporate Transaction."


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f.   The final sentence of Article Three, Section III, D is hereby amended to read in its entirety as follows:

     "To the extent the actual holders of the Corporation's outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Corporate Transaction, the successor corporation (or parent thereof) may, in connection with the assumption of the outstanding options under the Salary Investment Option Grant Program, substitute shares of its own common stock with the fair market value equivalent to the cash consideration paid per share of Common Stock in such Corporate Transaction."

g. Article Five, pertaining to the director Automatic Option Grant Program, is hereby amended by adding at the end thereof a new Section IV, to read in its entirety as follows:

     "IV. CESSATION OF GRANTS

         "Notwithstanding any contrary provision of this Plan, no further grants shall be made pursuant to this Automatic Option Grant Program on or after the effective date of the merger pursuant to the Agreement and Plan of Merger by and among this Corporation, Cobalt Acquisition Corporation and Computer Access Technology Corporation, dated as of September 1, 2004."

h. The final sentence of Article Six, Section III, D is hereby amended to read in its entirety as follows:

     "To the extent the actual holders of the Corporation's outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Corporate Transaction, the successor corporation (or parent thereof) may, in connection with the assumption of the outstanding options under this Director Fee Option Grant Program, substitute shares of its own common stock with the fair market value equivalent to the cash consideration paid per share of Common Stock in such Corporate Transaction."

i. The following definitions appearing in the Appendix are each hereby amended to read in its entirety as set forth below:

     "G. Corporation shall mean LeCroy Corporation."

     "W. "Plan" shall mean this LeCroy Corporation (CATC) 2000 Stock Incentive Plan, as set forth in this document and as the same may be amended from time to time."

     "AA. Primary Committee shall mean the Compensation Committee of the Board."